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                                                                  EXHIBIT 4(uuu)



              PREFERRED PARTNERSHIP SECURITIES GUARANTEE AGREEMENT

                                     Between

                               TXU Europe Limited
                                 (as Guarantor)

                                       and

                              The Bank of New York
                                  (as Trustee)

                                   dated as of

                                  March 2, 2000
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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

ARTICLE I DEFINITIONS.........................................................1
         SECTION 1.01 DEFINITIONS.............................................1

ARTICLE II TRUST INDENTURE ACT................................................4
         SECTION 2.01 TRUST INDENTURE ACT; APPLICATION........................4
         SECTION 2.02 LISTS OF HOLDERS OF PREFERRED PARTNERSHIP SECURITIES....4
         SECTION 2.03 REPORTS BY THE PARTNERSHIP GUARANTEE TRUSTEE............5
         SECTION 2.04 PERIODIC REPORTS TO PARTNERSHIP GUARANTEE TRUSTEE.......5
         SECTION 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT........5
         SECTION 2.06 EVENTS OF DEFAULT; WAIVER...............................5
         SECTION 2.07 EVENT OF DEFAULT; NOTICE................................5
         SECTION 2.08 CONFLICTING INTERESTS...................................6

ARTICLE III POWERS, DUTIES AND RIGHTS OF Partnership Guarantee Trustee........6
         SECTION 3.01 POWERS AND DUTIES OF THE PARTNERSHIP GUARANTEE TRUSTEE..6
         SECTION 3.02 CERTAIN RIGHTS OF PARTNERSHIP GUARANTEE TRUSTEE.........8
         SECTION 3.03 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED
                      PARTNERSHIP SECURITIES GUARANTEE.......................10

ARTICLE IV Partnership Guarantee Trustee.....................................10
         SECTION 4.01 PARTNERSHIP GUARANTEE TRUSTEE; ELIGIBILITY.............10
         SECTION 4.02 COMPENSATION AND REIMBURSEMENT.........................11
         SECTION 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF PARTNERSHIP
                      GUARANTEE TRUSTEE......................................12

ARTICLE V GUARANTEE..........................................................12
         SECTION 5.01 GUARANTEE..............................................12
         SECTION 5.02 WAIVER OF NOTICE AND DEMAND............................13
         SECTION 5.03 OBLIGATIONS NOT AFFECTED...............................13
         SECTION 5.04 RIGHTS OF HOLDERS......................................14
         SECTION 5.05 GUARANTEE OF PAYMENT...................................14
         SECTION 5.06 SUBROGATION............................................14
         SECTION 5.07 INDEPENDENT OBLIGATIONS................................15
         SECTION 5.08 ADDITIONAL AMOUNTS.....................................15

ARTICLE VI LIMITATION OF TRANSACTIONS; SUBORDINATION.........................16
         SECTION 6.01 LIMITATION OF TRANSACTIONS.............................16
         SECTION 6.02 SUBORDINATION..........................................17

ARTICLE VII TERMINATION......................................................18


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ARTICLE VIII MISCELLANEOUS...................................................18
         SECTION 8.01 SUCCESSORS AND ASSIGNS.................................18
         SECTION 8.02 AMENDMENTS.............................................18
         SECTION 8.03 CONSOLIDATIONS AND MERGERS.............................19
         SECTION 8.04 NOTICES................................................19
         SECTION 8.05 BENEFIT................................................20
         SECTION 8.06 INTERPRETATION.........................................20
         SECTION 8.07 GOVERNING LAW..........................................21


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                             CROSS-REFERENCE TABLE*
                              ---------------------


Section of                                                       Section of
Trust Indenture Act                                              Preferred
of 1939, as amended                                              Trust
-------------------                                              Securities
                                                                 Guarantee
                                                                 ---------


310(a)............................................................4.01(a)
310(b)............................................................4.01(c), 2.08
310(c)............................................................Inapplicable
311(a)............................................................2.02(b)
311(b)............................................................2.02(b)
311(c)............................................................Inapplicable
312(a)............................................................2.02(a)
312(b)............................................................2.02(b)
313...............................................................2.03
314(a)............................................................2.04
314(b)............................................................Inapplicable
314(c)............................................................2.05
314(d)............................................................Inapplicable
314(e)............................................................1.01, 2.05,
                                                                  3.02
314(f)............................................................2.01, 3.02
315(a)............................................................3.01(d)
315(b)............................................................2.07
315(c)............................................................3.01
315(d)............................................................3.01(d)
316(a)............................................................5.04(a), 2.06
316(b)............................................................5.03
316(c)............................................................2.02
317(a)............................................................Inapplicable
317(b)............................................................Inapplicable
318(a)............................................................2.01(b)
318(b)............................................................2.01
318(c)............................................................2.01(a)

-------------
* his Cross-Reference Table does not constitute part of the Preferred Partnership Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.


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              PREFERRED PARTNERSHIP SECURITIES GUARANTEE AGREEMENT

               This PREFERRED PARTNERSHIP SECURITIES GUARANTEE AGREEMENT (this "Preferred Partnership Securities Guarantee"), dated as of March 2, 2000, is executed and delivered by TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (the "Guarantor"), and The Bank of New York, as trustee (the "Partnership Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Partnership Securities (as defined herein) of TXU Europe Funding I, L.P. a Delaware limited partnership (the "Issuer").

               WHEREAS, pursuant to an Amended and Restated Agreement of Limited Partnership (as the same may be amended from time to time in accordance with its terms, the "Partnership Agreement"), dated as of the date hereof, the Issuer is issuing a single series of limited partner interests in the Issuer as set forth therein (the "Preferred Partnership Securities");

               WHEREAS, pursuant to the Partnership Agreement, the proceeds received by the Issuer from the issuance and sale of the Preferred Partnership Securities will be invested by the Issuer in beneficial interests in junior subordinated debentures of TXU Eastern Funding Company and one or more other Investment Affiliates and to a limited extent, in other eligible debt securities; and

               WHEREAS, the Guarantor, as an incentive for the Holders (as defined herein) to purchase Preferred Partnership Securities, desires hereby irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein).

               NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Partnership Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Partnership Securities Guarantee for the benefit of the Holders from time to time.

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01 DEFINITIONS. As used in this Preferred Partnership Securities Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement or the Trust Agreement as in effect on the date hereof.

               "Affiliate Investment Instrument" shall have the meaning set forth in the Partnership Agreement.

               "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

               "Distributions" shall have the meaning set forth in the Partnership Agreement.
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               "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Partnership Securities Guarantee.

               "Finance Subsidiary" means any wholly-owned subsidiary of the Guarantor the principal purpose of which is to raise capital for the Guarantor by issuing securities that are guaranteed by the Guarantor and the proceeds of which are loaned to or invested in the Guarantor or one or more of its Affiliates.

               "Funding" means TXU Eastern Funding Company or its successor.

               "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Partnership Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions in respect of Preferred Entitlements that have theretofore been properly declared by the General Partner on the Preferred Partnership Securities out of funds legally available to the Issuer therefor, (ii) the redemption price of the Preferred Partnership Securities, including all accumulated and unpaid Distributions in respect of Preferred Entitlements to the date of redemption ( the "Redemption Price"), payable out of funds legally available to the Issuer therefor, with respect to any Preferred Partnership Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities to the date of payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of all liabilities of the Issuer (in either case, the "Liquidation Distribution"). The term Guarantee Payments shall include any Additional Amounts (as defined in Section 5.08 hereof) payable by the Guarantor in respect of payments under this Preferred Partnership Securities Guarantee.

               "Holder" means a Person in whose name a Preferred Partnership Security or Preferred Partnership Securities is registered on the books and records of the Issuer; provided, however, that in determining whether the holders of the requisite percentage of Preferred Partnership Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

               "Investment Affiliate" shall have the meaning set forth in the Partnership Agreement.

               "Investment Event of Default" shall have the meaning set forth in the Partnership Agreement.

               "Jurisdiction of Incorporation" shall mean each jurisdiction in which the Guarantor is incorporated or organized.

               "Officer's Certificate" means a certificate signed by any Authorized Officer of the Guarantor, and delivered to the Partnership Guarantee Trustee. Any Officer's Certificate or Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Preferred Partnership Securities Guarantee shall include:


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               (a)  a statement that the Person signing the Officer's
Certificate or the Opinion of Counsel has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by such Person in rendering the Officer's Certificate or the Opinion of Counsel;

               (c) a statement that such Person has made such examination or investigation as, in such Person's opinion, is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Partnership Guarantee Trustee or the Guarantor or an Affiliate of the Guarantor, or an employee or any thereof, who shall be acceptable to the Partnership Guarantee Trustee.

               "Partnership Agreement" shall have the meaning set forth on the first page hereof.

               "Partnership Guarantee Trustee" means The Bank of New York until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Partnership Securities Guarantee and thereafter means each such Successor Partnership Guarantee Trustee.

               "Preferred Entitlements" shall have the meaning set forth in the Partnership Agreement and, for purposes of this Preferred Partnership Securities Guarantee, shall include any Compounded Preferred Entitlements (as defined in the Partnership Agreement).

               "Preferred Trust Securities" means the 9.75% Trust Originated Preferred Securities issued by the Trust.

               "Property Trustee" shall have the meaning set forth in the Partnership Agreement.

               "Special Representative" shall have the meaning set forth in the Partnership Agreement.

               "Successor Partnership Guarantee Trustee" means a successor Partnership Guarantee Trustee possessing the qualifications to act as Partnership Guarantee Trustee under Section 4.01.

                  "Tax Payments" means any direct or indirect payment to governmental authorities, as and when due, in respect of taxes imposed by the United States, the United Kingdom, or any other country in which the Guarantor or its subsidiaries operate, and arising from the operations of the Guarantor, Funding, the Partnership, the Trust or any other subsidiary of the Guarantor.

               "Trust" means TXU Europe Capital I, or its successors permitted by the Trust Agreement.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.



                                   ARTICLE II

                               TRUST INDENTURE ACT

               SECTION 2.01   TRUST INDENTURE ACT; APPLICATION.

               (a) This Preferred Partnership Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Preferred Partnership Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

               (b) if and to the extent that any provision of this Preferred Partnership Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such duties imposed by the Trust Indenture Act shall control.

               SECTION 2.02   LISTS OF HOLDERS OF PREFERRED PARTNERSHIP
SECURITIES.

               (a) The Guarantor shall furnish or cause to be furnished to the Partnership Guarantee Trustee (a) semiannually, not later than May 1 and November 1 in each year, a list, in such form as the Partnership Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Partnership Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Partnership Guarantee Trustee by the Guarantor. The Partnership Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

               (b) The Partnership Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) of the Trust Indenture Act, and Section 312(b) of the Trust Indenture Act.

               SECTION 2.03 REPORTS BY THE PARTNERSHIP GUARANTEE TRUSTEE. Within 60 days after May 15 of each year, commencing May 15, 2000, the Partnership Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Partnership Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.


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               SECTION 2.04   PERIODIC REPORTS TO PARTNERSHIP GUARANTEE TRUSTEE.
The Guarantor shall provide to the Partnership Guarantee Trustee such documents, reports and information as are required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section
314 of the Trust Indenture Act.

               SECTION 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Partnership Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Preferred Partnership Securities Guarantee as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer or director and any opinion of counsel required to be given by counsel, in each case pursuant to Section 314(c) of the Trust Indenture Act, shall be given in the form of an Officer's Certificate and an Opinion of Counsel, respectively.

               SECTION 2.06 EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in Liquidation Preference of Preferred Partnership Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Partnership Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 2.07   EVENT OF DEFAULT; NOTICE.

               (a) The Partnership Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, a notice of such Event of Default known to the Partnership Guarantee Trustee, unless such default shall have been cured or waived before the giving of such notice, provided that the Partnership Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Partnership Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

               (b) The Partnership Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Partnership Guarantee Trustee charged with the administration of this Preferred Partnership Securities Guarantee shall have received a written notice thereof or a Responsible Officer of the Partnership Guarantee Trustee charged with the administration of this Preferred Partnership Securities Guarantee shall have obtained actual knowledge thereof.

               SECTION 2.08 CONFLICTING INTERESTS. The Trust Agreement, the Preferred Trust Securities Guarantee, the Indenture (For Subordinated Unsecured Debt Securities) dated as of March 2, 2000 of Funding and the Guarantor to The Bank of New York, as trustee, and the Indenture (For Subordinated Unsecured Debt Securities) dated as of March 2, 2000 of TXU Europe Group plc and the Guarantor to The Bank of New York, as trustee, shall be deemed to be specifically described in this Preferred Partnership Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


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

                                   ARTICLE III

           POWERS, DUTIES AND RIGHTS OF PARTNERSHIP GUARANTEE TRUSTEE

               SECTION 3.01 POWERS AND DUTIES OF THE PARTNERSHIP GUARANTEE TRUSTEE.

               (a) This Preferred Partnership Securities Guarantee shall be held by the Partnership Guarantee Trustee for the benefit of the Holders, and the Partnership Guarantee Trustee shall not transfer this Preferred Partnership Securities Guarantee or any rights hereunder to any Person except to a Holder exercising his or her rights pursuant to Section 5.04, to a Special Representative for the purpose of enforcing the rights of the Holders pursuant to Section 5.04, or to a Successor Partnership Guarantee Trustee on acceptance by such Successor Partnership Guarantee Trustee of its appointment to act as Successor Partnership Guarantee Trustee. The right, title and interest of the Partnership Guarantee Trustee shall automatically vest in any Successor Partnership Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Partnership Guarantee Trustee.

               (b) If an Event of Default actually known to a Responsible Officer of the Partnership Guarantee Trustee has occurred and is continuing, and unless enforcement action under this Preferred Partnership Securities Guarantee has been undertaken and is being pursued by the Special Representative, the Partnership Guarantee Trustee shall enforce this Preferred Partnership Securities Guarantee for the benefit of the Holders of the Preferred Partnership Securities.

               (c) The Partnership Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Preferred Partnership Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Partnership Securities Guarantee against the Partnership Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Partnership Guarantee Trustee, the Partnership Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Partnership Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (d) No provision of this Preferred Partnership Securities Guarantee shall be construed to relieve the Partnership Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                         (A)  the duties and obligations of the Partnership
Guarantee Trustee shall be determined solely by the express provisions of this Preferred Partnership Securities Guarantee, and the Partnership Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Partnership Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Partnership Securities Guarantee against the Partnership Guarantee Trustee; and

                         (B)  in the absence of bad faith on the part of the
Partnership Guarantee Trustee, the Partnership Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Partnership Guarantee Trustee and conforming to the requirements of this Preferred Partnership Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Partnership Guarantee Trustee, the Partnership Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Guarantee;

                    (ii) the Partnership Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Partnership Guarantee Trustee, unless it shall be proved that the Partnership Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                    (iii)the Partnership Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Preference of the Preferred Partnership Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee, or exercising any trust or power conferred upon the Partnership Guarantee Trustee under this Preferred Partnership Securities Guarantee; and

                    (iv) no provision of this Preferred Partnership Securities Guarantee shall require the Partnership Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Partnership Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or adequate against such risk or liability is not reasonably assured to it.

               (e) Whether or not therein expressly provided, every provision of this Preferred Partnership Securities Guarantee relating to the conduct or affecting the liability of or affording protection to the Partnership Guarantee Trustee shall be subject to the provisions of Sections 3.01(c) and 3.01(d).

               SECTION 3.02   CERTAIN RIGHTS OF PARTNERSHIP GUARANTEE TRUSTEE.

               (a)  Subject to the provisions of Section 3.01:

                    (i) the Partnership Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                    (ii) any direction or act of the Guarantor contemplated by this Preferred Partnership Securities Guarantee shall be sufficiently evidenced by an Officer's Certificate;

                    (iii)whenever, in the administration of this Preferred Partnership Securities Guarantee, the Partnership Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Partnership Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Partnership Guarantee Trustee, shall be promptly delivered by the Guarantor;

                    (iv) the Partnership Guarantee Trustee may consult with counsel of its choice, and the written advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action which is within the scope of such advice or opinion taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Partnership Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Partnership Securities Guarantee from any court of competent jurisdiction;

                    (v) the Partnership Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Partnership Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Partnership Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Partnership Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Partnership Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Partnership Guarantee Trustee, upon the occurrence and continuance of an Event of Default, of its obligation under the last sentence of Section 3.01(c) to exercise the rights and powers vested in it by this Preferred Partnership Securities Guarantee;

                    (vi) the Partnership Guarantee Trustee shall not be bound, except in the case of manifest error, to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Partnership Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                    (vii)the Partnership Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Partnership Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                    (viii)whenever in the administration of this Preferred Partnership Securities Guarantee the Partnership Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Partnership Guarantee Trustee (1) may request instructions from the Holders of a Majority in Liquidation Preference of the Preferred Partnership Securities, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(3) shall be protected in relying on or acting in accordance with such instructions;

                    (ix) the Partnership Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any re-recording, refiling or re-registration thereof);

                    (x) the Partnership Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Partnership Securities Guarantee; and

                    (xi) any action taken by the Partnership Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Partnership Securities, and the signature of the Partnership Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Partnership Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Partnership Guarantee, both of which shall be conclusively evidenced by the Partnership Guarantee Trustee or its agent taking such action.

               (b) No provision of this Preferred Partnership Securities Guarantee shall be deemed to impose any duty or obligation on the Partnership Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Partnership Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Partnership Guarantee Trustee shall be construed to be a duty to act in accordance with such power or authority.

               SECTION 3.03 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED PARTNERSHIP SECURITIES GUARANTEE. The recitals contained in this Preferred Partnership Securities Guarantee shall be taken as the statements of the Guarantor, and the Partnership Guarantee Trustee does not assume any responsibility for their correctness. The Partnership Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Partnership Securities Guarantee.

                                   ARTICLE IV

                          PARTNERSHIP GUARANTEE TRUSTEE

               SECTION 4.01   PARTNERSHIP GUARANTEE TRUSTEE; ELIGIBILITY.

               (a) There shall at all times be a Partnership Guarantee Trustee which shall:

                    (i)  not be an Affiliate of the Guarantor; and

                    (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               (b) If at any time the Partnership Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Partnership Guarantee Trustee shall immediately resign in the manner and with the effect set out in
Section 4.03(c).

               (c) If the Partnership Guarantee Trustee has acquired or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Partnership Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

               SECTION 4.02   COMPENSATION AND REIMBURSEMENT.

               The Guarantor agrees:

               (a) to pay the Partnership Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Partnership Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, to reimburse the Partnership Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Partnership Guarantee Trustee in accordance with the provisions of this Preferred Partnership Securities Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (c) to indemnify each of the Partnership Guarantee Trustee and any predecessor Partnership Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Partnership Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trusts created by, or the administration of, this Preferred Partnership Securities Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               As security for the performance of the obligations of the Guarantor under this Section, the Partnership Guarantee Trustee shall be entitled upon giving 5 days prior written notice to the Guarantor to exercise a lien prior to the Preferred Partnership Securities upon all the property and funds held or collected by the Partnership Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Preferred Partnership Securities Guarantee.

               "Partnership Guarantee Trustee" for purposes of this Section shall include any predecessor Partnership Guarantee Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Partnership Guarantee Trustee hereunder shall not affect the rights of any other Partnership Guarantee Trustee hereunder.

               The provisions of this Section shall survive the termination of this Preferred Partnership Securities Guarantee.

               SECTION 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF PARTNERSHIP GUARANTEE TRUSTEE.

               (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Partnership Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

               (b) The Partnership Guarantee Trustee shall not be removed until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Partnership Guarantee Trustee and delivered to the Guarantor.

               (c) The Partnership Guarantee Trustee appointed to office shall hold office until a Successor Partnership Guarantee Trustee shall have been appointed or until its removal or resignation. The Partnership Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Partnership Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Partnership Guarantee Trustee and delivered to the Guarantor and the resigning Partnership Guarantee Trustee.

               (d) If no Successor Partnership Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation or removal, the Partnership Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Partnership Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Partnership Guarantee Trustee.

               (e) The Guarantor shall give notice of each resignation and each removal of the Partnership Guarantee Trustee and each appointment of a Successor Partnership Guarantee Trustee to all Holders in the manner provided in Section
8.03 hereof. Each notice shall include the name of the Successor Partnership Guarantee Trustee and the address of its Corporate Trust Office.

               (f) No Partnership Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Partnership Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

               SECTION 5.01 GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

               SECTION 5.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Preferred Partnership Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Partnership Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

               SECTION 5.03 OBLIGATIONS NOT AFFECTED. The obligation of the Guarantor to make the Guarantee Payments under this Preferred Partnership Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Partnership Securities to be performed or observed by the Issuer;

               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions in respect of Preferred Entitlements, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Partnership Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Partnership Securities (other than pursuant to the terms of the Partnership Agreement);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Partnership Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Preferred Partnership Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Partnership Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

               SECTION 5.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Preferred Partnership Securities Guarantee will be deposited with the Partnership Guarantee Trustee to be held for the benefit of the Holders; (ii)in the event of the appointment of a Special Representative to, among other things, enforce this Preferred Partnership Securities Guarantee, the Special Representative may take possession of this Preferred Partnership Securities Guarantee for such purposes, (iii) if no Special Representative has been appointed, the Partnership Guarantee Trustee has the right to enforce this Preferred Partnership Securities Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Preference of the Preferred Partnership Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee or the Special Representative in respect of this Preferred Partnership Securities Guarantee or exercising any trust or power conferred under this Preferred Partnership Securities Guarantee; and (iv) if either the Partnership Guarantee Trustee or the Special Representative fails to enforce its rights under this Preferred Partnership Securities Guarantee after a Holder has made a written request therefor, such Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Partnership Securities Guarantee without first instituting a legal proceeding against the Issuer, the Special Representative, the Partnership Guarantee Trustee, or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding in that Holder's own name against the Guarantor for enforcement of this Preferred Partnership Securities Guarantee for payment.

               If a Special Representative has been appointed, this Special Representative may enforce the rights of the Holders under this Preferred Partnership Securities Guarantee.

               SECTION 5.05 GUARANTEE OF PAYMENT. This Preferred Partnership Securities Guarantee creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

               SECTION 5.06 SUBROGATION. The Guarantor shall be subrogated to all, if any, rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Preferred Partnership Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Partnership Securities Guarantee, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Preferred Partnership Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

               SECTION 5.07 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Partnership Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Partnership Securities Guarantee notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.03.

               SECTION 5.08 ADDITIONAL AMOUNTS. All Guarantee Payments shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed levied, collected, withheld or assessed by a jurisdiction in which the Guarantor is incorporated or organized or is managed or controlled or has a place of business or any political subdivision or taxing authority thereof (each, a "Taxing Jurisdiction"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction ("Gross-Up Taxes"), the Guarantor shall pay to each Holder of the Preferred Partnership Securities such additional amounts ("Additional Amounts") as shall be necessary so that the net amount received by such Holder after withholding or deduction shall equal the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that, if the Preferred Partnership Securities are distributed to the holders of the Preferred Trust Securities in liquidation of the Trust, no such Additional Amounts shall be payable:

                         (A)  to, or to a Person on behalf of, a Holder who
is liable for Gross-Up Taxes with respect to the Preferred Partnership Securities Guarantee, by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than through the mere receipt of Guarantee Payments;

                         (B)  to, or to a Person on behalf of, a Holder who
presents a Preferred Partnership Security (whenever presentation is required) for payment more than 30 days after the date on which payment first becomes due except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Preferred Partnership Security for payment on the last day of such period of 30 days;

                         (C)  to, or to a Person on behalf of, a Holder who
presents a Preferred Partnership Security (when presentation is required) other than in The City of New York; or

                         (D)  to, or to a Person on behalf of, a Holder who
would not be liable or subject to Gross-Up Taxes by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

Following any distribution of Preferred Partnership Securities to the holders of the Preferred Trust Securities upon liquidation of the Trust, no Additional Amounts will be payable where, had the beneficial owner of the Preferred Partnership Security (or any interest therein) been the Holder of the Preferred Partnership Security, it would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (A) through (D) above. If the Guarantor shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Guarantor will inform such Holder promptly after making such determination setting forth the reason(s) thereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

               SECTION 6.01 LIMITATION OF TRANSACTIONS. So long as any Preferred Partnership Securities remain outstanding, if

          (A) for any quarterly period, the Issuer does not pay to the holders of the outstanding Preferred Partnership Securities an amount equal to the Distributions in respect of Preferred Entitlements on any Preferred Partnership Securities;

          (B) an Investment Event of Default with respect to any Affiliate Investment Instruments has occurred and is continuing and the Guarantor defaults on its obligations under the related Investment Guarantee, or

          (C) the Guarantor is in continuing default of its obligations under this Preferred Partnership Securities Guarantee or the Preferred Trust Securities Guarantee,

then, during such period neither the Guarantor nor any Investment Affiliate that has issued Affiliate Investment Instruments shall, directly or indirectly,

          (i) declare or pay any cash dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its issued share capital or comparable equity interest other than dividends or distributions paid to the Guarantor or any of the Guarantor's subsidiaries;

          (ii) make any payments on, or repay, repurchase or redeem, any of its debt securities that rank equally with or junior to any Affiliate Investment Instruments or any Investment Guarantee;

          (iii) make any payments with respect to any guarantee that ranks equally or junior to any Affiliate Investment Instruments or any Investment Guarantee;

          (iv) make any payments on, or repay, repurchase or redeem, any debt or other securities held or issued by, or make any payments with respect to any guarantee of such debt or other securities, or make any loans or advances to, any Affiliate of the Guarantor that is not also a subsidiary of the Guarantor; or

          (v) permit their respective subsidiaries to make any payments on, or repay, repurchase or redeem, any debt or other securities held or issued by, or make payments with respect to any guarantee of such debt or other securities, or make any loans or advances to, any Affiliate of the Guarantor that is not also a subsidiary of the Guarantor, in each case other than:

          (a) any payments required by law;

          (b) dividends or distributions in, or options, warrants or rights to subscribe for or purchase, shares or comparable equity interests of the Guarantor or of such Investment Affiliate, and exchanges or conversions of shares or comparable equity interests of one class for shares or comparable equity interests of another class of the same issuer;

          (c) payments by the Guarantor under this Preferred Partnership Securities Guarantee or the Preferred Trust Securities Guarantee;

          (d) payments by such Investment Affiliate on its Affiliate Investment Instruments or payments by the Guarantor under the Investment Guarantee related to such Affiliate Investment Instruments;

          (e) any dividend or payment by the Guarantor which is applied, directly or indirectly, to any Tax Payments; or

          (f) payments by the Guarantor or such Investment Affiliate, directly or indirectly, on loans from Funding (or any subsidiary of the Guarantor) to the Guarantor or any of the Guarantor's subsidiaries made with the proceeds from the issuance by Funding (or such other subsidiary making such loan) of securities guaranteed by the Guarantor (provided that such guarantee ranks senior to all subordinated indebtedness of the Guarantor, including the Investment Guarantees), or loans made in connection with the reinvestment of those proceeds.

In connection with the obligations set forth in this Section 6.01, the Guarantor agrees to cause each Investment Affiliate that has issued Affiliate Investment Instruments to execute and deliver to the Partnership Guarantee Trustee an instrument in substantially the form of Exhibit A hereto.

               SECTION 6.02 SUBORDINATION. This Preferred Partnership Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Investment Guarantees, except those that are made to rank equally or subordinate by their terms to this Preferred Partnership Securities Guarantee, (ii) equally with any preference share capital now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred security of any Finance Subsidiary, and (iii) senior to all common stock of the Guarantor. Nothing in this Section 6.02 shall apply to claims of, or payments to, the Partnership Guarantee Trustee under or pursuant to Section 4.02 hereof.

               SECTION 6.03 OWNERSHIP. Guarantor covenants to maintain, directly or indirectly, ownership of 100% of the General Partner Interest.

                                   ARTICLE VII

                                   TERMINATION

               SECTION 7.01 TERMINATION. Subject to Section 4.02 hereof, this Preferred Partnership Securities Guarantee shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Partnership Securities or (ii) full payment of the amounts payable in accordance with the Partnership Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Partnership Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must in accordance with the Delaware Partnership Act restore payment of any sums paid with respect to Preferred Partnership Securities or under this Preferred Partnership Securities Guarantee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Preferred Partnership Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Partnership Securities then outstanding.

               SECTION 8.02 AMENDMENTS. This Preferred Partnership Securities Guarantee may be amended only by an instrument in writing entered into by the Guarantor and the Partnership Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights, preferences or privileges of Holders (in which case no consent of Holders will be required), this Preferred Partnership Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Preference of all the outstanding Preferred Partnership Securities; provided, however, that if the Property Trustee on behalf of the Trust is the Holder, any amendment or proposal requiring the approval of the Holders of a Majority in Liquidation Preference of all the outstanding Preferred Partnership Securities will not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Preferred Trust Securities having a right to vote. The provisions of Section 14.3 of the Partnership Agreement concerning meetings of Holders, and the provisions of Section 13.02 of the Trust Agreement concerning meetings of holders of the Preferred Trust Securities, respectively, shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Partnership Guarantee Trustee enter into any amendment of this Preferred Partnership Securities Guarantee. Except as permitted by Section 8.03, the Guarantor may not assign its rights or delegate its obligations under this Preferred Partnership Securities Guarantee without the prior approval of the Holders of a Majority in Liquidation Preference of the Preferred Partnership Securities.

               SECTION 8.03 CONSOLIDATIONS AND MERGERS. The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation or other entity; provided, that in any such case, (i) either the Guarantor shall be the continuing entity, or the successor entity shall be a corporation or other entity organized and existing under the laws of England and Wales, or any state of the United States of America, and such successor entity shall expressly assume the due and punctual payment of the Guarantee Payments payable pursuant to Section 5.01 hereof and the due and punctual performance and observance of all of the covenants and conditions of this Preferred Partnership Securities Guarantee to be performed by the Guarantor by a separate guarantee satisfactory to the Partnership Guarantee Trustee, executed and delivered to the Partnership Guarantee Trustee by such entity, and (ii) the guarantor or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

               SECTION 8.04 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

               (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Partnership Guarantee Trustee and the Holders of the Preferred Partnership Securities:

                         TXU Europe Limited
                         The Adelphi
                         1-11 John Adam Street
                         London, England WC2N 6HT
                         Facsimile No: 44-171-879-8082
                         Attention:  Treasurer

               (b) if given to the Issuer, in care of the Administrative Trustees, at the Issuer's (and the Administrative Trustees') address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Guarantee Trustee and the Holders:

                         TXU Europe Capital I
                         c/o TXU Europe Limited
                         The Adelphi
                         1-11 John Adam Street
                         London, England WC2N 6HT
                         Facsimile No: 44-171-879-8082
                         Attention:  Administrative Trustees

               (c) if given to the Partnership Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Partnership
Securities:

                         The Bank of New York
                         101 Barclay Street
                         Floor 21 West
                         New York, New York 10286
                         Facsimile No: (212) 815-5915
                         Attention: Corporate Trust Administration

               (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

               All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

               SECTION 8.05 BENEFIT. This Preferred Partnership Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Partnership Securities.

               SECTION 8.06 INTERPRETATION. In this Preferred Partnership Securities Guarantee, unless the context otherwise requires:

               (a) a term defined anywhere in this Preferred Partnership Securities Guarantee has the same meaning throughout;

               (b) all references to "the Preferred Partnership Securities Guarantee" or "this Preferred Partnership Securities Guarantee" are to this Preferred Partnership Securities Guarantee as modified, supplemented or amended from time to time;

               (c) all references in this Preferred Partnership Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Partnership Securities Guarantee unless otherwise specified;

               (d) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Partnership Securities Guarantee unless otherwise defined in this Preferred Partnership Securities Guarantee or unless the context otherwise requires;

               (e) a reference to the singular includes the plural and vice versa; and

               (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

               SECTION 8.07 GOVERNING LAW. THIS PREFERRED PARTNERSHIP SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               SECTION 8.08 CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; JUDGMENT CURRENCY; WAIVER OF IMMUNITIES.

               (a)  Consent to Jurisdiction. The Guarantor irrevocably consents
                    -----------------------
to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Preferred Partnership Securities Guarantee, and waives any immunity from the jurisdiction of such courts. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Guarantor agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Guarantor, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Jurisdiction of Incorporation of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that the Guarantor does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or
(iii) any other right or remedy of the Guarantor to the extent not expressly waived in accordance with this Section.

               (b)  Appointment of Agent for Service. The Guarantor hereby
                    --------------------------------
designates and appoints Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to this Preferred Partnership Securities Guarantee, but for that purpose only, and agrees that service of process upon said agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable so long as any of the Preferred Partnership Securities remain Outstanding until the appointment of a successor by the Guarantor and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor shall notify the Partnership Guarantee Trustee of the name and address of such successor. The Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Preferred Partnership Securities shall be Outstanding. The Partnership Guarantee Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Guarantor to take any such action.

               Nothing in this Section shall affect the right of the Partnership Guarantee Trustee or any Holder of any Preferred Partnership Security to serve process in any manner permitted by applicable law or limit the right of the Partnership Guarantee Trustee or any Holder of any Preferred Partnership Security to bring proceedings against the Guarantor in the courts of any other jurisdiction or jurisdictions.

               (c)  Judgment Currency. The Guarantor agrees, to the fullest
                    -----------------
extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Preferred Partnership Securities from the Required Currency into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Partnership Guarantee Trustee could purchase the Required Currency with the Judgment Currency and (b) its obligations under this Preferred Partnership Securities Guarantee to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection
(a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering the amount, if any by which actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Preferred Partnership Securities Guarantee.

               (d)  Waiver of Immunities. To the extent that the Guarantor or
                    --------------------
any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Preferred Partnership Securities Guarantee, the Guarantor hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consents to such relief and enforcement. Nothing in this paragraph shall be deemed to waive any defense (other than such immunity) available to the Guarantor.

               (e) For purposes of this Section, the term "Required Currency" means US Dollars.

               This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               THIS PREFERRED PARTNERSHIP SECURITIES GUARANTEE is executed as of the day and year first above written.

                                        TXU Europe Limited


                                        By: /s/ Kirk R. Oliver
                                           -------------------------------------
                                           Name:  Kirk R. Oliver
                                           Title: Authorized Attorney


                                        The Bank of New York,
                                        as Partnership Guarantee Trustee


                                        By: /s/ Walter N. Gitlin
                                           -------------------------------------
                                           Name:  Walter N. Gitlin
                                           Title: Vice President

                                    EXHIBIT A

For good and valuable consideration, receipt of which is hereby acknowledged, [Name of Investment Affiliate] hereby agrees to Section 6.01 of the Preferred Partnership Securities Guarantee Agreement between TXU Europe Limited (as Guarantor) and The Bank of New York (as Trustee) dated as of March 2, 2000 so long as its Affiliate Investment Instruments issued to the Partnership are outstanding.

Dated:
                                        [Name of Investment Affiliate]



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: